      As filed with the Securities and Exchange Commission on June 12, 1997

                                                     Registration No. 333-______
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                            STORAGE DIMENSIONS, INC.
               (Exact name of issuer as specified in its charter)


          DELAWARE                                     77-032487
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            STORAGE DIMENSIONS, INC.
                               1656 MCCARTHY BLVD.
                               MILPITAS, CA 95035
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                      ------------------------------------

                                 1993 STOCK PLAN
                                 1996 STOCK PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)
                      ------------------------------------

                               GENE E. BOWLES, JR.
                            EXECUTIVE VICE PRESIDENT
                            STORAGE DIMENSIONS, INC.
                               1656 MCCARTHY BLVD.
                               MILPITAS, CA 95035
                                 (408) 954-0710
            (Name, address and telephone number of agent for service)
                      ------------------------------------

                                    Copy to:
                             KENNETH M. SEIGEL, ESQ.
                            TAMARA G. MATTISON, ESQ.
                               VICTOR H. SIM, ESQ.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304
                      ------------------------------------


--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                                   Proposed Maximum        Proposed Maximum
                                                Amount to be        Offering Price            Aggregate            Amount of
Title of Securities to be Registered             Registered          Per Share(1)         Offering Price(1)    Registration Fee
------------------------------------------   ------------------   ----------------------------------------  -----------------------
Common Stock


1993 Stock Plan                                 551,605                  $0.57 (2)          $314,414.85               $ 95.28


1996 Stock Plan                               1,000,000                  $5.92            $5,920,000.00             $1,793.94


1996 Employee Stock Purchase Plan               200,000                  $5.92            $1,184,000.00               $358.79


Total                                                                                                               $2,248.01

===================================================================================================================================


(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on June 10, 1997.
(2)  Average weighted price per share for previously issued shares.



















--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference

            Storage Dimensions, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

            (a) The Registrant's Prospectus, filed on or about March 12, 1997 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            (b) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated January 21, 1997, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which was declared effective on January 21, 1997 including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

            Not applicable.

Item 5.     Interests of Named Experts and Counsel

            Not applicable.

Item 6.     Indemnification of Directors and Officers

            Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit. The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expense incurred) arising under the Securities Act of 1933.

Item 7.     Exemption From Registration Claimed

                        Not applicable.

Item 8.     Exhibits

              4.1         1993 Stock Plan and Form of Agreement

              4.2         1996 Stock Plan*

              4.15        1996 Employee Stock Purchase Plan*

              5.1 Opinion of counsel as to legality of securities being registered

             23.1         Consent of Independent Auditors

             23.2         Consent of Counsel (contained in Exhibit 5.1)

             24.1         Power of Attorney (See Registration Statement
                          Signature Page)
-----------------------

            *Included by Reference.  See Form S-1, declared effective by the SEC on March 10, 1997 (Registration Statement No. 333-20045)

Item 9.     Undertakings

            (a)         Rule 415 Offering   The undersigned registrant hereby
undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                              (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16(b) of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) Filing incorporating subsequent Exchange Act documents by reference

                        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Request for acceleration of effective date or filing of registration statement on Form S-8

                        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on June 6, 1997.

                                 STORAGE DIMENSIONS, INC.

                                 By:   /s/ DAVID A. EEG
                                       -------------------------------------
                                       David A. Eeg
                                       President and Chief Executive Officer
                                       (Principle Executive Officer)

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Eeg and Gene E. Bowles, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               Signature                            Title                                           Date
-------------------------------------    -------------------------------------------------       ---------------

     /s/      DAVID A. EEG               President and Chief Executive Officer                      June 6, 1997
------------------------------------     (Principal Executive Officer)
              David A. Eeg

     /s/   GENE E. BOWLES, JR.           Executive Vice President, Marketing &                      June 6, 1997
------------------------------------     Customer Service, Director and Secretary
          Gene E. Bowles, Jr.

     /s/     ROBERT E. BYLIN             Senior Vice President, Finance, and Chief
------------------------------------     Financial Officer (Principal Financial and
             Robert E. Bylin             Accounting Officer)                                        June 6, 1997


     /s/   BRIAN D. FITZGERALD           Director                                                   June 6, 1997
------------------------------------
           Brian D. Fitzgerald

     /s/    A. GEORGE GEBAUER            Director                                                   June 6, 1997
------------------------------------
            A. George Gebauer

     /s/     CHONG SUP PARK              Director                                                   June 6, 1997
------------------------------------
             Chong Sup Park
